Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Reports Fiscal 2017 First Quarter Results

•	Revenues of $8.2 Billion for the First Quarter, Up 23.1 Percent Year-Over-Year

•	First Quarter Adjusted Net Income Per Diluted Share of $0.01, Compared to the Prior Year First Quarter Adjusted Net Income Per Diluted Share of $0.02

•	First Quarter Net Loss Per Diluted Share of $0.00, Compared to the Prior Year’s First Quarter Net Income Per Diluted Share of $0.02

•	Adjusted EBITDA of $286.0 Million for the First Quarter, Compared to the Prior Year’s Adjusted EBITDA of $299.3 Million

CAMP HILL, Pa. (June 16, 2016) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its first fiscal quarter ended May 28, 2016.

For the first quarter, the company reported revenues of $8.2 billion, a net loss of $4.6 million, or $0.00 per diluted share, Adjusted net income of $14.5 million, or $0.01 per diluted share and Adjusted EBITDA of $286.0 million, or 3.5 percent of revenues.

“Our results for the first quarter reflect strong performance in our Pharmacy Services Segment and our front-end business as well as good overall expense control,” said Chairman and CEO John Standley. “Our challenge was pharmacy reimbursement rate pressure, which we were unable to offset largely due to drug purchasing efficiencies that did not meet our expectations. While drug cost reductions will continue to be short of our expectations in the near term, we anticipate improvements over the second half of the fiscal year. As we work to meet this challenge, we remain focused on executing our highly successful sales initiatives like wellness+ with Plenti and the Wellness store program while also making strategic investments for growth and delivering a consistently outstanding customer experience.”

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Rite Aid FY 2017 Q1 Press Release - page 2

First Quarter Summary

Revenues for the quarter were $8.2 billion compared to revenues of $6.6 billion in the prior year’s first quarter, an increase of $1.5 billion or 23.1 percent. Retail Pharmacy Segment revenues were $6.7 billion and increased 0.4 percent compared to the prior year period primarily as a result of an increase in same store sales. Revenues in the company’s Pharmacy Services Segment, which was acquired on June 24, 2015, were $1.6 billion.

Same store sales for the quarter increased 0.4 percent over the prior year, consisting of a 0.1 percent increase in pharmacy sales and a 1.2 percent increase in front-end sales. Pharmacy sales included an approximate 198 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 0.6 percent over the prior year period. Prescription sales accounted for 68.9 percent of total drugstore sales, and third party prescription revenue was 98.0 percent of pharmacy sales.

Net loss was $4.6 million or $0.00 per diluted share compared to last year’s first quarter net income of $18.8 million or $0.02 per diluted share. The decline in operating results is due primarily to an increase in amortization expense related to EnvisionRx, a higher LIFO charge and a decline in Adjusted net income.

Adjusted net income and Adjusted net income per diluted share (which is reconciled to net (loss) income on the attached table) was $14.5 million or $0.01 per diluted share compared to last year’s first quarter Adjusted net income of $23.7 million or $0.02 per diluted share. The decline in Adjusted net income and Adjusted net income per share is due to a decrease in Adjusted EBITDA, partially offset by lower income tax and interest expense.

Adjusted EBITDA (which is reconciled to net (loss) income on the attached table) was $286.0 million or 3.5 percent of revenues for the first quarter compared to $299.3 million or 4.5 percent of revenues for the same period last year. The decline in Adjusted EBITDA is due to a decrease of $54.4 million in the Retail Pharmacy Segment driven by lower pharmacy margin due to lower reimbursement rates that were not offset by purchasing efficiencies and script count growth. An improvement in front end gross profit offset inflationary increases in selling, general and administrative expenses. The decline in Retail Pharmacy Segment Adjusted EBITDA was partially offset by $41.2 million of Pharmacy Services Segment Adjusted EBITDA.

In the first quarter, the company opened 4 stores, relocated 4 stores, and remodeled 79 stores, bringing the total number of wellness stores chainwide to 2,126. The company also acquired 1 store and closed 6 stores, resulting in a total store count of 4,560 at the end of the first quarter. The company also opened 2 clinics in the first quarter, bringing the total to 80.

As previously announced on October 27, 2015, Rite Aid and Walgreens Boots Alliance, Inc. (“WBA”) entered into a definitive agreement under which WBA will acquire all outstanding shares of Rite Aid for $9.00 per share in cash, for a total enterprise value of approximately $16.6 billion, including acquired net debt. The board of directors of both companies and Rite Aid’s shareholders have approved the transaction, which is subject to certain conditions, including, among others, the receipt of approval under applicable antitrust laws and other customary closing conditions. The transaction is expected to close in the second half of calendar 2016.

Rite Aid is one of the nation’s leading drugstore chains with 4,560 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

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Rite Aid FY 2017 Q1 Press Release - page 3

Cautionary Statement Regarding Forward Looking Statements

Statements in this release that are not historical and statements regarding the expected timing of the closing of the proposed merger and the ability of the parties to complete such transaction considering the various closing conditions and any assumptions underlying any of the foregoing, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters, changes in legislation or regulations, including healthcare reform, our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs and risks related to the proposed merger. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, in the definitive proxy statement that we filed with the Securities and Exchange Commission on December 21, 2015 in connection with the proposed merger, and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Additionally, there can be no assurance that the proposed merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed merger will be realized. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Reconciliation of Non-GAAP Financial Measures

The company separately reports financial results on the basis of Adjusted Net Income, Adjusted Net Income per diluted share, and Adjusted EBITDA, which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income, Adjusted Net Income per diluted share and Adjusted EBITDA to net income, which are the most directly comparable GAAP financial measures. Adjusted Net Income and Adjusted Net Income per diluted share exclude amortization of EnvisionRx intangible assets, merger and acquisition-related costs, loss on debt retirements and LIFO adjustments. Adjusted EBITDA is defined as net income excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements and other items (including stock-based compensation expense, merger and acquisition-related costs, severance for distribution center closures, gain or loss on sale of assets and revenue deferrals related to our customer loyalty program).

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	May 28, 2016	February 27, 2016
ASSETS
Current assets:
Cash and cash equivalents	$144,840	$124,471
Accounts receivable, net	1,679,166	1,601,008
Inventories, net of LIFO reserve of $1,020,147 and $1,006,396	2,623,886	2,697,104
Prepaid expenses and other current assets	107,293	128,144
Total current assets	4,555,185	4,550,727
Property, plant and equipment, net	2,257,795	2,255,398
Goodwill	1,713,475	1,713,475
Other intangibles, net	964,709	1,004,379
Deferred tax assets	1,544,890	1,539,141
Other assets	218,893	213,890
Total assets	$11,254,947	$11,277,010

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$25,640	$26,848
Accounts payable	1,663,436	1,542,797
Accrued salaries, wages and other current liabilities	1,290,693	1,427,250
Total current liabilities	2,979,769	2,996,895
Long-term debt, less current maturities	6,899,025	6,914,393
Lease financing obligations, less current maturities	49,737	52,895
Other noncurrent liabilities	734,912	731,399
Total liabilities	10,663,443	10,695,582

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	1,048,768	1,047,754
Additional paid-in capital	4,835,634	4,822,665
Accumulated deficit	(5,245,798)	(5,241,210)
Accumulated other comprehensive loss	(47,100)	(47,781)
Total stockholders' equity	591,504	581,428
Total liabilities and stockholders' equity	$11,254,947	$11,277,010

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended May 28, 2016	Thirteen weeks ended May 30, 2015
Revenues	$8,184,181	$6,647,561
Costs and expenses:
Cost of revenues	6,289,881	4,788,031
Selling, general and administrative expenses	1,793,247	1,699,585
Lease termination and impairment charges	5,781	5,022
Interest expense	105,113	123,607
Loss on sale of assets, net	1,056	39

	8,195,078	6,616,284

(Loss) income before income taxes	(10,897)	31,277
Income tax (benefit) expense	(6,309)	12,441
Net (loss) income	$(4,588)	$18,836

Basic and diluted (loss) earnings per share:

Numerator for (loss) earnings per share:
(Loss) Income attributable to common stockholders - basic and diluted	$(4,588)	$18,836

Denominator:
Basic weighted average shares	1,042,437	986,691
Outstanding options and restricted shares, net	-	22,461

Diluted weighted average shares	1,042,437	1,009,152

Basic and diluted (loss) income per share	$(0.00)	$0.02

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(In thousands)
(unaudited)

	Thirteen weeks ended May 28, 2016	Thirteen weeks ended May 30, 2015
Net (loss) income	$(4,588)	$18,836
Other comprehensive income (loss):
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $451 and $398 tax expense	681	597
Total other comprehensive income	681	597
Comprehensive (loss) income	$(3,907)	$19,433

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended May 28, 2016	Thirteen weeks ended May 30, 2015

Retail Pharmacy Segment
Revenues (a)	$6,675,548	$6,647,561
Cost of revenues (a)	4,870,181	4,788,031
Gross profit	1,805,367	1,859,530
LIFO charge	13,751	5,987
FIFO gross profit	1,819,118	1,865,517

Gross profit as a percentage of revenues	27.04%	27.97%
LIFO charge as a percentage of revenues	0.21%	0.09%
FIFO gross profit as a percentage of revenues	27.25%	28.06%

Selling, general and administrative expenses	1,723,903	1,699,585
Selling, general and administrative expenses as a percentage of revenues	25.82%	25.57%

Cash interest expense	99,682	102,762
Non-cash interest expense	5,429	20,845
Total interest expense	105,111	123,607

Adjusted EBITDA	244,827	299,263
Adjusted EBITDA as a percentage of revenues	3.67%	4.50%

Pharmacy Services Segment
Revenues (a)	$1,602,359
Cost of revenues (a)	1,513,426
Gross profit	88,933

Gross profit as a percentage of revenues	5.55%

Adjusted EBITDA	41,175
Adjusted EBITDA as a percentage of revenues	2.57%

(a) - Revenues and cost of revenues includes $93,726 of inter-segment activity that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Thirteen weeks ended May 28, 2016	Thirteen weeks ended May 30, 2015

Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$(4,588)	$18,836
Adjustments:
Interest expense	105,113	123,607
Income tax (benefit) expense	(6,309)	12,441
Depreciation and amortization	138,788	109,649
LIFO charge	13,751	5,987
Lease termination and impairment charges	5,781	5,022
Other	33,466	23,721
Adjusted EBITDA	$286,002	$299,263
Percent of revenues	3.49%	4.50%

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
ADJUSTED NET INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended May 28, 2016	Thirteen weeks ended May 30, 2015

Net (loss) income	$(4,588)	$18,836
Add back - Income tax (benefit) expense	(6,309)	12,441
(Loss) income before income taxes	(10,897)	31,277

Adjustments:
Amortization of EnvisionRx intangible assets	20,315	-
LIFO charge	13,751	5,987
Merger and Acquisition-related costs	2,756	2,084

Adjusted income before income taxes	25,925	39,348

Adjusted income tax expense	11,459	15,661
Adjusted net income	$14,466	$23,687

Adjusted net income per diluted share:

Numerator for adjusted net income per diluted share:
Adjusted net income	$14,466	$23,687

Denominator:
Basic weighted average shares	1,042,437	986,691
Outstanding options and restricted shares, net	17,187	22,461

Diluted weighted average shares	1,059,624	1,009,152

Adjusted net income per diluted share	$0.01	$0.02

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended May 28, 2016	Thirteen weeks ended May 30, 2015

OPERATING ACTIVITIES:
Net (loss) income	$(4,588)	$18,836
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	138,788	109,649
Lease termination and impairment charges	5,781	5,022
LIFO charge	13,751	5,987
Loss on sale of assets, net	1,056	39
Stock-based compensation expense	11,144	7,370
Changes in deferred taxes	(5,749)	9,540
Excess tax benefit on stock options and restricted stock	(883)	(2,820)
Changes in operating assets and liabilities:
Accounts receivable	(74,530)	11,027
Inventories	59,440	56,204
Accounts payable	115,646	79,715
Other assets and liabilities, net	(99,912)	67,266
Net cash provided by operating activities	159,944	367,835
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(106,077)	(141,037)
Intangible assets acquired	(16,381)	(14,293)
Proceeds from dispositions of assets and investments	3,088	2,838
Net cash used in investing activities	(119,370)	(152,492)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	1,800,000
Net payments to revolver	(20,000)	(141,000)
Principal payments on long-term debt	(5,721)	(5,577)
Change in zero balance cash accounts	2,262	(34,275)
Net proceeds from the issuance of common stock	2,371	3,378
Excess tax benefit on stock options and restricted stock	883	2,820
Deferred financing costs paid	-	(34,459)
Net cash (used in) provided by financing activities	(20,205)	1,590,887
Increase in cash and cash equivalents	20,369	1,806,230
Cash and cash equivalents, beginning of period	124,471	115,899
Cash and cash equivalents, end of period	$144,840	$1,922,129

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$106,077	$141,037
Intangible assets acquired	16,381	14,293
Total cash capital expenditures	122,458	155,330
Equipment received for noncash consideration	632	545
Equipment financed under capital leases	1,553	800
Gross capital expenditures	$124,643	$156,675